Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES OPERATING RESULTS AND $0.45 QUARTERLY DISTRIBUTION FOR FIRST QUARTER OF FISCAL 2010

NEW YORK, October 28, 2009 — K-Sea Transportation Partners L.P. (NYSE:KSP) today announced operating results for its first fiscal quarter ended September 30, 2009.  The Company reported an operating loss of $1.3 million, including an asset impairment charge of $5.9 million. Operating income, before asset impairment charges, was $4.6 million, a decrease of $5.3 million, or 54%, compared to the first fiscal quarter ended September 30, 2008.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of fiscal 2010 was $18.2 million, a decrease of $4.5 million, or 20%, compared to $22.7 million in the same quarter last year.  EBITDA is a non-GAAP financial measure that is reconciled to net income, the most directly comparable GAAP measure, in the table below.

The Company also announced that its distribution to unitholders for the first fiscal quarter will be $0.45 per unit, or $1.80 per unit annualized, compared to the previous distribution of $0.77 per unit.  This distribution will be payable on November 16, 2009 to unitholders of record on November 9, 2009.  At this distribution rate, the Company anticipates its distributable cash flow for fiscal 2010 will exceed 1.00 times the amount needed to cover the distributions to be paid to unitholders.

The Company believes it currently is in full compliance with all provisions of its debt and lease agreements.  While the Company expects to continue to pay when due all future obligations in respect of its debt and leases, the Company expects that it will not be in compliance with its financial covenants in certain of these agreements as of the end of its second or third fiscal quarter of fiscal 2010, and in anticipation of these circumstances, will be seeking to amend these covenants.

President and CEO Timothy J. Casey said “Upon management’s recommendation, our Board determined that our quarterly distribution would be $0.45 per unit based upon our operating results for the first fiscal quarter and our expectation that current market conditions may prevail for at least the next several quarters.  The absence of any meaningful recovery in petroleum demand is causing further reductions in refinery utilization and thus further reductions in waterborne product movements, including a reduction in the number of new term charters.  Single-hulled tonnage continues to be available at lower rates than in the same period last year for our barges that are not operating on period charters.  We believe that the single-hulls, which are mandated to be phased out by 2014, are now commercially obsolete as customers are unwilling to accept this equipment, in light of the availability of double-hulled vessels”.

“Given the current and expected market conditions, we expect to phase out our single-hulls in the near-term.  Our depreciation and amortization expense in the first fiscal quarter includes an asset impairment charge of $5.9 million in respect of our single-hull equipment.  The early phase-out will result in a reduction of $1.4 million per year in our provision for maintenance capital expenditures and should therefore increase our annual distributable cash flow”.

“We remain optimistic about the long-term prospects for our Company.  We mentioned this in August, but we want to stress again where K-Sea stands in the market for waterborne transportation of refined petroleum products.  We focus on transporting cargoes in the range of 20,000 to 150,000 barrels; 28% of this capacity are single-hull units.  As mentioned earlier, there has been a noticeable trend for customers to increasingly prefer double-hull units over single-hulls.  If all barges currently contracted to be constructed are in fact built and placed into service, and if all existing single-hulls are removed from service, total capacity in this size range would decline by approximately 18%.  As the largest operator of barges in this size range, our market position would be enhanced.  Thus, we believe our modern fleet, broad geographic presence, blue chip customer base and team of highly skilled employees will enable K-Sea to emerge from the current economic downturn in an even stronger position in our market”.

“Regardless of the timing of the recovery in our markets, our results in our fourth fiscal quarter ending June 30, 2010 will reflect a positive impact of the upcoming delivery of our final two incremental newbuildings, the DBL 185 and the DBL 106.  Both units will operate under long-term charters already fixed on terms that will be accretive to our results”.

Three Months Ended September 30, 2009

For the three months ended September 30, 2009, the Company reported an operating loss of $1.3 million, a decrease of $11.2 million compared to $9.9 million of operating income for the three months ended September 30, 2008.  The operating loss resulted from the $5.9 million asset impairment charge on our single-hull vessels mentioned above.  EBITDA decreased by $4.5 million, or 20%, to $18.2 million for the three months ended September 30, 2009, compared to $22.7 million for the three months ended September 30, 2008.  The decrease in EBITDA resulted from a $5.2 million decrease in net voyage revenue, which is attributable to fewer working days for our single-hull vessels and a reduction in our average daily rate due to operating certain of our vessels, mainly single-hulls, under storage contracts in our waste water treatment facility at lower rates.  Due to customer preference for double-hull vessels, we have taken a number of our single-hull vessels out of the market and have either retired or sold them, or utilized them as storage vessels.  Additionally, other revenue decreased by $2.7 million mainly due to the expiration of time charter contracts on tugboats acquired in June 2008 and the current soft market to utilize those vessels, and the recognition of a $0.5 million gain in the first quarter of fiscal 2008 on the settlement of an early termination of a charter contract.  This decrease was partially offset by a $1.6 million reduction in vessel operating expenses and a $1.0 million reduction in general and administrative expenses, substantially as a result of cost reduction efforts we implemented.

Net loss for the three months ended September 30, 2009 was $5.2 million, or $0.29 per fully diluted limited partner unit, a decrease of $9.1 million compared to net income of $3.9 million, or $0.19 per fully diluted limited partner unit, for the three months ended September 30, 2008.   The decrease was primarily a result of the $4.5 million decrease in EBITDA and a $6.1 million increase in depreciation and amortization expense, offset by a $1.7 decrease in interest expense due to lower average debt balances and interest rates compared to the first quarter of fiscal 2008.

Mr. Casey stated “we are disappointed with our first quarter results and lower distribution rate.  In response to an unexpected decrease in demand, and in addition to our constant focus on maximizing utilization and rates for our assets, we have stepped up our efforts to minimize costs and capital expenditures, without compromising the quality of service we deliver to our customers or the safety of our employees and the environment”.

Distributable Cash Flow

The Company’s distributable cash flow for the first quarter of fiscal 2010 was $8.1 million, or 0.93 times the amount needed to cover the cash distribution of $8.7 million declared in respect of the period.  The distributable cash flow was negatively impacted by the payment of an additional insurance call which was previously recorded in the second quarter of fiscal 2009.  The distributable cash flow excluding the additional insurance call payment would have been $9.2 million, or 1.05 times.  Distributable cash flow is a non-GAAP financial measure that is reconciled to net income, the most directly comparable GAAP measure, in the table below.

Earnings Conference Call

The Company has scheduled a conference call for Wednesday, October 28, 2009, at 9:00 am Eastern time, to review the fiscal 2010 first quarter results.  Dial-in information for this call is (866) 783-2141 (Domestic) and (857) 350-1600 (International).   The Passcode is 17636218.  The conference call can also be accessed by webcast, which will be available at www.k-sea.com.  Additionally, a replay of the call will be available by telephone until November 4, 2009; the dial in number for the replay is (888) 286-8010 (Domestic) and (617) 801-6888 (International).  The Passcode is 26808711.

About K-Sea Transportation Partners

K-Sea Transportation Partners is one of the largest coastwise tank barge operators in the United States.  The Company provides refined petroleum products transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com .

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP).  However, certain non-GAAP financial measures such as EBITDA and distributable cash flow are also presented.  EBITDA is used as a supplemental financial measures by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.  Management believes distributable cash flow is useful as another measure of the Company’s financial and operating performance, and its ability to declare and pay distributions to partners.  Distributable cash flow does not represent the amount of cash required to be distributed under the Company’s partnership agreement.

None of the non-GAAP measures used in this press release should be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  The non-GAAP measures presented herein may not be comparable to similarly titled measures of other companies.  A reconciliation of each of the non-GAAP measures used in this press release to net income, the most directly comparable GAAP measure, is presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding business outlook, compliance with financial covenants in our debt and lease agreements (and our ability to obtain amendments thereto), anticipated phase-out of single-hull vessels, cost-cutting efforts and our expectations regarding them, vessel utilization and rates, growth in earnings, cost increases (including insurance calls), the benefits of long-term charters, the amount of vessel operating capacity (both at the Company and in the industry), customer preferences for double-hull vessels, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, the effects of the economic recession, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels,  failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P

Terrence P. Gill, Chief Financial Officer, 732 565-3818

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for unit and per unit  data)

	Three months ended
	September 30,
	2009	2008

Voyage revenue	$66,426	$84,640
Other revenue	4,176	6,854
Total revenues	70,602	91,494

Voyage expenses	10,519	23,505
Vessel operating expenses	35,456	37,066
General and administrative expenses	6,979	7,961
Depreciation and amortization	18,922	12,775
Net loss on disposal of vessel	—	294

Total operating expenses	71,876	81,601
Operating income (loss)	(1,274)	9,893
Interest expense, net	4,177	5,905
Other expense (income), net	(510)	—

Income (loss) before provision for income taxes	(4,941)	3,988
Provision for income taxes	202	136
Net income (loss) before non-controlling interests	$(5,143)	$3,852
Net income (loss) to non-controlling interests	99	(2)
Net income (loss)	$(5,242)	$3,854

General partner’s interest in net income (loss)	$(55)	$1,124
Limited partners’ interest in:
Net income (loss)	$(5,187)	$2,730
Net income (loss) per unit - basic	$(0.29)	$0.19
- diluted	$(0.29)	$0.19
Weighted average units outstanding - basic	17,650	14,729
- diluted	17,671	14,745

Supplemental Operating Statistics

	Three months ended
	September 30,
	2009	2008
Local Trade:
Average daily rate (1)	$7,210	$7,219
Net utilization (2)	80%	81%

Coastwise Trade:
Average daily rate	$12,509	$13,027
Net utilization	89%	89%

Total Fleet
Average daily rate	$10,791	$11,093
Net utilization	86%	87%

(1)	Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.
(2)	Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures

(in thousands)

Distributable Cash Flow (1)

	Three months ended September 30,
	2009	2008

Net income (loss)	$(5,242)	$3,854
Adjustments to reconcile net income to distributable cash flow :
Depreciation and amortization (2)	19,083	12,952
Non cash compensation cost under long term incentive plan	358	257
Adjust loss on vessel sale to net proceeds	523	934
Deferred income tax expense	187	85
Non cash insurance expense (3)	(1,033)	—
Maintenance capital expenditures (4)	(5,750)	(6,200)

Distributable cash flow	8,126	11,882
Cash distribution in respect of the period	$8,727	$13,367

Distribution coverage	0.93	0.89

(1) Distributable Cash Flow provides additional information for evaluating our operating performance and ability to continue to make quarterly distributions, and is presented solely as a supplemental performance measure.

(2) Including amortization of deferred financing costs.

(3) Represents non cash insurance expense recorded in the year ended June 30, 2009, which was paid in September 2009.  Such expense resulted from additional calls made by our insurer on retrospective policy years, which are subject to reassessment prior to the payment date.

(4) Maintenance capital expenditures are the estimated cash capital expenditures necessary to maintain the operating capacity of our capital assets over the long term.  This amount includes an allowance for future scheduled drydocking costs calculated using annually updated projections of such costs over the next five years.  Based on historical results, the difference between cumulative amounts charged and the actual amounts spent are adjusted over the same five-year period.  It also includes a small allowance for other miscellaneous maintenance capital expenditures.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three months ended
	September 30,
	2009	2008

Net income (loss)	$(5,242)	$3,854
Adjustments to reconcile net income (loss) to EBITDA :
Depreciation and amortization	18,922	12,775
Interest expense, net	4,177	5,905
Provision for income taxes	202	136
Net income (loss) to non-controlling interests	99	(2)

EBITDA	$18,158	$22,668

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30,	June 30,
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$4,111	$1,819
Accounts receivable, net	29,058	29,819
Prepaid expenses and other current assets	16,652	17,807
Total current assets	49,821	49,445

Vessels and equipment, net	522,401	533,996
Construction in progress	81,230	66,882
Goodwill	54,300	54,300
Other assets	32,867	34,180
Total assets	$740,619	$738,803

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,143	$16,820
Accounts payable and accrued expenses	41,349	44,373
Deferred revenue	12,380	12,476
Total current liabilities	70,872	73,669

Term loans and capital lease obligations	224,372	225,915
Credit line borrowings	104,850	140,278
Other liabilities	12,267	11,395
Deferred taxes	3,805	3,618
Total liabilities	416,166	454,875

Commitments and contingencies
Partners’ Capital	324,453	283,928
Total liabilities and partners’ captial	$740,619	$738,803